Press Release

Media & Investor Contact: Joel Abramson 703 682 6301

AES Reports First Quarter 2011 Results of $0.22 Adjusted Earnings Per Share; Reaffirms Full Year Guidance

•

First Quarter Diluted Earnings Per Share from Continuing Operations increased versus the First Quarter of 2010 by $0.06 to $0.30, reflecting the impact of higher volumes in Latin America, lower parent interest expense in 2011 and favorable foreign currency.

•	First Quarter Adjusted Earnings Per Share declined versus the First Quarter of 2010 by $0.06 to $0.22, primarily due to higher share count but in line with our expectations.

•	The balance of 2011 will benefit from the addition of over 1,700 MW of new capacity coming on-line by year-end.

ARLINGTON, Va, May 9, 2011 – The AES Corporation (NYSE: AES) today reported results for the first quarter of 2011. The Company’s proportional gross margin was stable versus the first quarter of 2010. Strong performance in Latin America was offset by lower volumes in Asia and lower prices in Europe.

“Our adjusted earnings per share was in-line with our expectations for the quarter. We saw strong demand growth in Latin America, which partially offset the price declines in Europe, lower volumes in Asia and higher share count, all of which were anticipated. The 1,700 MW of new capacity coming on-line later this year will drive the stronger performance in the balance of the year, consistent with our full year guidance,” said Paul Hanrahan, AES President and Chief Executive Officer.

“Our construction activity is going well, as we reached commercial operations on the first unit of our 518 MW Angamos coal-fired plant in Chile, on April 9th. Looking ahead, Maritza, our 670 MW coal-fired plant in Bulgaria and Changuinola, our 223 MW hydroelectric project under construction in Panama, are both scheduled to come on-line during 2011,” added Mr. Hanrahan.

“Similarly, we are pleased with our ability to financially and operationally integrate new businesses quickly into our global portfolio. For example, this quarter we realized significant earnings benefit from Ballylumford in Northern Ireland, which was acquired during the third quarter of 2010. We look forward to applying these same integration capabilities to our recently announced acquisition of DPL Inc. later this year,” said Victoria D. Harker, Executive Vice President and Chief Financial Officer.

“We reached commercial operations on the first unit of our 518 MW Angamos coal-fired plant in Chile, on April 9th. Also, Maritza, our 670 MW coal-fired plant under construction in Bulgaria and Changuinola, our 223 MW hydroelectric project under construction in Panama, are both on schedule to be completed during 2011. These construction projects will add more than 1,400 MW of capacity this year,” said Victoria D. Harker, Executive Vice President and Chief Financial Officer.

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Table 1: Results for First Quarter 2011

	First Quarter 2010		First Quarter 2011		Full Year 2011 Guidance[3]			Full Year 2012 Guidance
Consolidated Revenue	$3,920	M	$4,264	M	NA			NA

Consolidated Gross Margin	$961	M	$1,016	M	$4,000 4,200	-	M	NA

Proportional Gross Margin[1]	$618	M	$620	M	$2,450 2,650	-	M	NA

Consolidated Cash Flow from Operating Activities	$668	M	$505	M	$2,650 2,850	-	M	$3,300 3,500	-	M

Proportional Cash Flow from Operating Activities[1]	$423	M	$322	M	$1,400 1,600	-	M	$2,025 2,225	-	M

Consolidated Free Cash Flow[1]	$512	M	$263	M	$1,750 1,950	-	M	$2,200 2,400	-	M

Proportional Free Cash Flow[1]	$317	M	$159	M	$750 950	-	M	$1,200 1,400	-	M

Subsidiary Distributions to the Parent Company[2]	$303	M	$226	M	$1,200 1,300	-	M	$1,400 1,600	-	M

Diluted EPS from Continuing Operations	$0.24		$0.30		$0.93 0.99	-		$1.15 1.25	-

Adjusted EPS[1]	$0.28		$0.22		$0.97 1.03	-		$1.27 1.37	-

[1]	A non-GAAP financial measure.
[2]	See definitions.
(3)

2011 Guidance includes costs associated with the acquisition of DPL Inc. of approximately ($0.11). It does not include the potential impacts of hedging interest costs on the acquisition financing which could have an impact on 2011 and 2012 reported results.

Key drivers of the First Quarter results include (comparison of Q1 2011 vs. Q1 2010):

During the first quarter 2011, AES benefited from higher prices and volumes in its Latin America generation segment, particularly in Chile; increased demand at its Brazilian utilities; contributions from its Ballylumford plant in Northern Ireland which was acquired in August 2010; and favorable foreign exchange rates. These benefits were offset by higher fixed costs across several segments, unfavorable prices at Kilroot in Northern Ireland and at its Brazilian utilities.

•

Consolidated Revenue increased by $344 million to $4.3 billion, benefiting from: (i) the favorable impacts of foreign currency of $155 million; (ii) higher prices and volumes in Chile and Argentina; (iii) contributions from its Ballylumford plant in Northern Ireland; and (iv) increased demand at its Brazil utilities. These gains were partially offset by: (i) lower prices at

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its utility business in Latin America; (ii) lower volume in Sri Lanka; and (iii) lower prices at Kilroot in Northern Ireland.

•

Consolidated Gross Margin increased by $55 million to $1 billion, benefiting from: (i) the favorable impacts of foreign currency of $36 million; (ii) higher prices and volumes in Chile; (iii) increased demand at its Brazilian utilities; and (iv) contributions from its Ballylumford plant in Northern Ireland. These gains were partially offset by: (i) an increase in fixed costs; (ii) lower prices at Kilroot in Northern Ireland; (iii) lower prices at its utility businesses in Latin America; (iv) increased outages, primarily in Panama; and (v) lower volume in the Philippines.

•	Proportional Gross Margin (a non-GAAP financial measure, see Appendix for definition and reconciliation) was flat to the first quarter of 2010 at $620 million.

•

Consolidated Cash Flow from Operating Activities decreased by $163 million to $505 million. This decrease is primarily related to higher tax payments in 2011 combined with higher collections of past due government receivables in 2010 within Latin America Generation. In addition, Asia Generation declined as the result of lower operating income in the Philippines and the sale of its businesses in Oman, Pakistan and Qatar during 2010.

•

Proportional Cash Flow from Operating Activities (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased by $101 million to $322 million, driven primarily by Latin America, Asia and North America Generation.

•

Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased by $249 million to $263 million, driven by lower operating cash flow discussed above as well as higher maintenance capex of $86 million primarily in Latin America and North America Utilities.

•	Proportional Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased by $158 million to $159 million.

•

Diluted EPS from Continuing Operations increased $0.06 per share to $0.30 per share. This increase was driven by higher volume, new businesses and unrealized foreign currency transaction gains. These positive drivers were partially offset by a net 13% share count increase and higher fixed costs and outages.

•

Adjusted EPS (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased $0.06 to $0.22 per share. The decrease was primarily attributable to higher share count, higher fixed costs and outages, partially offset by higher volume and new businesses. Table 2 provides a reconciliation of Diluted EPS to Adjusted EPS for first quarter 2011 as compared to first quarter 2010.

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Table 2: Reconciliation of Diluted EPS to Adjusted EPS for Q1 2011 as compared to Q1 2010

	Q1 2011	Q1 2010
Diluted Earnings Per Share from Continuing Operations	$0.30	$0.24
Derivative Mark-to-Market (Gains)/Losses	$(0.01)	$0.01
Currency Transaction (Gains)/Losses	$(0.07)	$0.03
Disposition/Acquisition (Gains)/Losses	$—	$—
Impairment Losses	$—	$—
Debt Retirement (Gains)/Losses	$—	$—

Adjusted Earnings Per Share	$0.22	$0.28

See Appendix for more detail.

Year-To-Date Highlights

•

AES announced on April 20th that it has executed a definitive agreement under which it has agreed to acquire DPL Inc. in a transaction valued at $4.7 billion on an enterprise value basis. Upon closing of the transaction, DPL will become a wholly-owned subsidiary of AES. DPL is the parent company of the Dayton Power & Light Company (DP&L) in Ohio.

•

AES Wind Generation reached financial close and commenced construction on Drone Hill, a 28.6 MW wind project in the United Kingdom. This is the first project to close this year stemming from the 2010 acquisition of Your Energy Ltd (YEL), a United Kingdom based wind developer.

•	Angamos, a 518 MW coal-fired plant under construction in Chile, reached commercial operations for its first unit, of two, on April 9th.

•

Year-to-date in 2011, the Company has repurchased 7.7 million shares for $99 million, at an average price of $12.76 per share. Since inception of the $500 million share repurchase program in July 2010, the Company has invested $198 million for 16.1 million shares, at an average price of $12.29 per share.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Proportional Gross Margin, Adjusted Gross Margin, Proportional Adjusted Gross Margin, Proportional Cash Flow From Operating Activities, Consolidated Free Cash Flow, Proportional Free Cash Flow as well as reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information, 2011 Financial Guidance and 2012 Financial Guidance.

Conference Call Information

AES will host a conference call on Monday, May 9, 2011 at 10:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-800-857-6557 at least ten minutes before the start of the call. International callers should dial +1-415-228-4653. The

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participant passcode for this call is 5911. Internet access to the presentation materials will be available at 9:00 a.m. EDT on the AES website at www.aes.com by selecting “Investor Information” and then “Quarterly Financial Reports.”

A telephonic replay of the call will be available from approximately 12:00 p.m. EDT on Monday, May 9, 2011 through Monday, May 30, 2011. Callers in the U.S. please dial 1-800-944-8789. International callers should dial +1-402-220-3521. The system will ask for a passcode; please enter 5911. A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company with generation and distribution businesses. Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 28 countries. Our workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2010 revenues were $17 billion and we own and manage $41 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2010 Annual Report on Form 10-K and the Form 10-Q for the quarter ended March 31, 2011. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2010 Annual Report on Form 10-K dated on or about February 25, 2011 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
($ in millions, except per share amounts)	2011	2010

Revenue:
Regulated	$2,413	$2,241
Non-Regulated	1,851	1,679

Total revenue	4,264	3,920

Cost of Sales:
Regulated	(1,823)	(1,666)
Non-Regulated	(1,425)	(1,293)

Total cost of sales	(3,248)	(2,959)

GROSS MARGIN	1,016	961

General and administrative expenses	(95)	(80)
Interest expense	(351)	(381)
Interest income	95	108
Other expense	(17)	(12)
Other income	16	9
Gain on sale of investments	6	—
Foreign currency transaction gains (losses) on net monetary position	33	(51)

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	703	554
Income tax expense	(218)	(186)
Net equity in earnings of affiliates	10	13

INCOME FROM CONTINUING OPERATIONS	495	381
Income (loss) from operations of discontinued businesses, net of income tax	(12)	34
Loss from disposal of discontinued businesses, net of income tax	—	(13)

NET INCOME	483	402

Noncontrolling interests:
Income from continuing operations attributable to noncontrolling interests	(259)	(211)
Income from discontinued operations attributable to noncontrolling interests	—	(4)

Total net income attributable to noncontrolling interests	(259)	(215)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$224	$187

BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.30	$0.24
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.02)	0.03

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.28	$0.27

DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.30	$0.24
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.02)	0.03

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.28	$0.27

AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$236	$170

Discontinued operations, net of tax	(12)	17

NET INCOME	$224	$187

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended
	March 31,
($ in millions)	2011	2010

REVENUE
Latin America - Generation	$1,131	$983
Latin America - Utilities	1,904	1,765
North America - Generation	372	391
North America - Utilities	289	288
Europe - Generation	400	322
Asia - Generation	115	176
Corp/Other & eliminations	53	(5)

Total Revenue	$4,264	$3,920

GROSS MARGIN
Latin America - Generation	$415	$344
Latin America - Utilities	260	238
North America - Generation	94	102
North America - Utilities	50	76
Europe - Generation	81	102
Asia - Generation	44	65
Corp/Other & eliminations	72	34

Total Gross Margin	$1,016	$961

THE AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
($ in millions, except shares and par value)	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,008	$2,552
Restricted cash	512	502
Short-term investments	1,713	1,730
Accounts receivable, net of allowance for doubtful accounts of $324 and $307, respectively	2,489	2,316
Inventory	634	562
Receivable from affiliates	7	27
Deferred income taxes - current	310	306
Prepaid expenses	203	225
Other current assets	741	1,056
Current assets of discontinued and held for sale businesses	129	170

Total current assets	8,746	9,446

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	1,147	1,126
Electric generation, distribution assets and other	28,389	28,172
Accumulated depreciation	(9,366)	(9,145)
Construction in progress	4,853	4,459

Property, plant and equipment, net	25,023	24,612

Other assets:
Deferred financing costs, net of accumulated amortization of $296 and $287, respectively	371	375
Investment in and advances to affiliates	1,544	1,320
Debt service reserves and other deposits	688	653
Goodwill	1,269	1,271
Other intangible assets, net of accumulated amortization of $163 and $157, respectively	515	511
Deferred income taxes - noncurrent	627	646
Other	1,618	1,589
Noncurrent assets of discontinued and held for sale businesses	99	88

Total other assets	6,731	6,453

TOTAL ASSETS	$40,500	$40,511

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,873	$2,053
Accrued interest	383	257
Accrued and other liabilities	2,273	2,662
Non-recourse debt - current, including $1,169 and $1,152, respectively, related to variable interest entities	2,610	2,567
Recourse debt - current	200	463
Current liabilities of discontinued and held for sale businesses	212	63

Total current liabilities	7,551	8,065

LONG-TERM LIABILITIES
Non-recourse debt - noncurrent, including $2,256 and $2,201, respectively, related to variable interest entities	12,492	12,372
Recourse debt - noncurrent	4,150	4,149
Deferred income taxes - noncurrent	907	895
Pension and other post-retirement liabilities	1,523	1,512
Other long-term liabilities	2,713	2,814
Long-term liabilities of discontinued and held for sale businesses	62	231

Total long-term liabilities	21,847	21,973

Cumulative preferred stock of subsidiary	60	60
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 806,431,926 issued and 784,683,934 outstanding at March 31, 2011 and 804,894,313 issued and 787,607,240 outstanding at December 31, 2010)	8	8
Additional paid-in capital	8,460	8,444
Retained earnings	844	620
Accumulated other comprehensive loss	(2,248)	(2,383)
Treasury stock, at cost (21,787,992 shares at March 31, 2011 and 17,287,073 shares at December 31, 2010)	(272)	(216)

Total The AES Corporation’s stockholders’ equity	6,792	6,473
NONCONTROLLING INTERESTS	4,250	3,940

Total equity	11,042	10,413

TOTAL LIABILITIES AND EQUITY	$40,500	$40,511

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
	March 31,
($ in millions)	2011	2010
OPERATING ACTIVITIES:
Net income	$483	$402
Adjustments to net income:
Depreciation and amortization	305	293
Loss from sale of investments and impairment expense	3	4
Loss on disposal and impairment write-down - discontinued operations	—	13
Provision for deferred taxes	17	29
Contingencies	22	46
(Gain) loss on the extinguishment of debt
Noncontrolling interest of discontinued operations
Other	(84)	(20)
Changes in operating assets and liabilities:
Increase in accounts receivable	(112)	(64)
(Increase) decrease in inventory	(69)	3
Decrease in prepaid expenses and other current assets	16	31
(Increase) decrease in other assets	11	(70)
Increase (decrease) in accounts payable and accrued liabilities	(41)	56
Decrease in income taxes and other income tax payables, net	(105)	(97)
Increase in other liabilities	59	42

Net cash provided by operating activities	505	668

INVESTING ACTIVITIES:
Capital expenditures	(479)	(493)
Acquisitions–net of cash acquired	(138)	(34)
Proceeds from the sale of businesses	8	99
Proceeds from the sale of assets	4	—
Sale of short-term investments	1,241	1,006
Purchase of short-term investments	(1,181)	(1,102)
(Increase) decrease in restricted cash	11	(46)
Increase in debt service reserves and other assets	(7)	(61)
Affiliate advances and equity investments	(40)	(23)
Other investing	(20)	59

Net cash used in investing activities	(601)	(595)

FINANCING ACTIVITIES:
Issuance of common stock	—	1,570
Borrowings under the revolving credit facilities, net	24	26
Issuance of non-recourse debt	115	216
Repayments of recourse debt	(268)	—
Repayments of non-recourse debt	(201)	(182)
Payments for deferred financing costs	(5)	(13)
Distributions to noncontrolling interests	(43)	(72)
Financed capital expenditures	(17)	(30)
Purchase of treasury stock	(63)	—
Other financing	(5)	—

Net cash (used in) provided by financing activities	(463)	1,515
Effect of exchange rate changes on cash	15	(21)

Total increase in cash and cash equivalents	(544)	1,567
Cash and cash equivalents, beginning	2,552	1,780

Cash and cash equivalents, ending	$2,008	$3,347

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended
	March 31,
	2011	2010
Reconciliation of Adjusted Earnings Per Share (1)

Diluted EPS From Continuing Operations	$0.30	$0.24

Derivative Mark-to-Market (Gains)/Losses(2)	(0.01)	0.01
Currency Transaction (Gains)/Losses(3)	(0.07)	0.03
Disposition/Acquisition (Gains)/Losses	—	—
Impairment Losses	—	—
Debt Retirement (Gains)/Losses	—	—

Adjusted Earnings Per Share(1)	$0.22	$0.28

(1)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.

(2)	Derivative mark-to-market (gains)/losses were net of income tax per share of $0.00 and $0.01 in the three months ended March 31, 2011 and 2010, respectively.
(3)	Unrealized foreign currency transaction (gains)/losses were net of income tax per share of $(0.01) and $0.00 in the three months ended March 31, 2011 and 2010, respectively.

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended
	March 31,
($ in millions)	2011	2010
Reconciliation of Adjusted Gross Margin(1)
Consolidated Gross Margin	$1,016	$961
Add: Depreciation and Amortization	296	266
Less: General and Administrative Expenses	(95)	(80)

Adjusted Gross Margin(1)	$1,217	$1,147

Reconciliation of Proportional Gross Margin(2)
Consolidated Gross Margin	$1,016	$961
Less: Proportional Adjustment Factor	(396)	(343)

Proportional Gross Margin(2)	$620	$618

Reconciliation of Proportional Adjusted Gross Margin(1),(2)
Consolidated Adjusted Gross Margin	$1,217	$1,147
Less: Proportional Adjustment Factor	(485)	(416)

Proportional Adjusted Gross Margin(1),(2)	$732	$731

(1)

Adjusted Gross Margin (a non-GAAP financial measure) is defined by the Company as: Gross margin plus depreciation and amortization less general and administrative expenses. AES believes adjusted gross margin is a useful measure for evaluating and comparing the operating performance of its businesses because it includes the direct operating costs of its business including overhead related expenses and excludes potential differences caused by variations in capital structures affecting interest income and expense, tax positions, such as the impact of changes in effective tax rates and the impact of depreciation and amortization expense.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended
	March 31,
($ in millions)	2011	2010
Calculation of Maintenance Capital Expenditures for Free Cash Flow (1)
Reconciliation Below:
Maintenance Capital Expenditures, excluding environmental	$227	$143
Environmental Capital Expenditures	15	13
Growth Capital Expenditures	254	367

Total Capital Expenditures	$496	$523

Reconciliation of Proportional Operating Cash Flow(2)
Consolidated Operating Cash Flow	$505	$668
Less: Proportional Adjustment Factor	(183)	(245)

Proportional Operating Cash Flow(2)	$322	$423

Reconciliation of Free Cash Flow(1)
Consolidated Operating Cash Flow	$505	$668
Less: Maintenance Capital Expenditures, excluding environmental	(227)	(143)
Less: Environmental Capital Expenditures	(15)	(13)

Free Cash Flow(1)	$263	$512

Reconciliation of Proportional Free Cash Flow(1),(2)
Proportional Operating Cash Flow	$322	$423
Less: Proportional Maintenance Capital Expenditures	(163)	(106)

Proportional Free Cash Flow(1),(2)	$159	$317

(1)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

THE AES CORPORATION

PARENT FINANCIAL INFORMATION (unaudited)

Parent only data: last four quarters
($ in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	Mar. 31, 2011 Actual	Dec. 31, 2010 Actual	Sept. 30, 2010 Actual	June 30, 2010 Actual
Subsidiary distributions(1) to Parent & QHCs	$1,143	$1,219	$1,184	$1,151
Returns of capital distributions to Parent & QHCs	179	171	169	298

Total subsidiary distributions & returns of capital to Parent	$1,322	$1,390	$1,353	$1,449

Parent only data: quarterly
($ in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	Mar. 31, 2011 Actual	Dec. 31, 2010 Actual	Sept. 30, 2010 Actual	June 30, 2010 Actual
Subsidiary distributions(1) to Parent & QHCs	$226	$331	$235	$350
Returns of capital distributions to Parent & QHCs	28	15	4	131

Total subsidiary distributions & returns of capital to Parent	$254	$346	$239	$481

Parent Company Liquidity(2)	Balance at
($ in millions)	Mar. 31, 2011 Actual	Dec. 31, 2010 Actual	Sept. 30, 2010 Actual	June 30, 2010 Actual
Cash at Parent & Cash at QHCs(3)	$546	$1,122	$1,418	$1,776
Availability under corporate credit facilities	772	715	679	458

Ending liquidity	$1,318	$1,837	$2,097	$2,234

(1)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)

Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (“QHCs”). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)

The cash held at QHCs represents cash sent to subsidiaries of the Company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION

2011 FINANCIAL GUIDANCE ELEMENTS(1)

2011 Updated Financial Guidance (as of 4/20/2011)
Proportional Adjustment
	Consolidated	Factors(2)	Proportional
Income Statement Elements
Gross Margin	$4,000 to 4,200 million	$1,550 million	$2,450 to 2,650 million
Adjusted Gross Margin	$4,850 to 5,050 million	$1,850 million	$3,000 to 3,200 million
Diluted Earnings Per Share From Continuing Operations	$0.93 to 0.99
Adjusted Earnings Per Share Factors(3)	$0.04(4)
Adjusted Earnings Per Share(3)	$0.97 to 1.03(4)
Cash Flow Elements
Net Cash From Operating Activities	$2,650 to 2,850 million	$1,250 million	$1,400 to 1,600 million
Operational Capital Expenditures (a)	$775 to 850 million	$250 million	$525 to 600 million
Environmental Capital Expenditures (b)	$75 to 100 million		$75 to 100 million
Maintenance Capital Expenditures (a + b)	$850 to 950 million	$250 million	$600 to 700 million
Free Cash Flow(5)	$1,750 to 1,950 million	$1,000 million	$750 to 950 million
Subsidiary Distributions(6)	$1,200 to 1,300 million
Reconciliation of Free Cash Flow
Net Cash from Operating Activities	$2,650 to 2,850 million	$1,250 million	$1,400 to 1,600 million
Less: Maintenance Capital Expenditures	$850 to 950 million	$250 million	$600 to 700 million

Free Cash Flow(5)	$1,750 to 1,950 million	$1,000 million	$750 to 950 million
Reconciliation of Adjusted Gross Margin
Gross Margin	$4,000 to 4,200 million	$1,550 million	$2,450 to 2,650 million
Depreciation & Amortization	$1,250 to 1,350 million	$300 million	$950 to 1,050 million
General & Administrative	$450 million		$450 million

Adjusted Gross Margin(3)	$4,850 to 5,050 million	$1,850 million	$3,000 to 3,200 million

(1)	2011 Revised Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, as well as other factors set forth in “Guidance” in the Press Release.
(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP. Non-GAAP financial measure as reconciled in the table.

(4)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.03, derivative losses of $0.02, debt retirement losses of $0.01 and gain on disposition of assets of $0.02.
(5)

Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt. Measures for definition.

(6)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

THE AES CORPORATION

2012 FINANCIAL GUIDANCE ELEMENTS(1)

2012 Financial Guidance (as of 4/20/2011)
Proportional Adjustment
	Consolidated	Factors(2)	Proportional
Income Statement Elements
Diluted Earnings Per Share From Continuing Operations	$1.15 to 1.25
Adjusted Earnings Per Share Factors(3)	$0.12(4)
Adjusted Earnings Per Share(3)	$1.27 to 1.37(4)
Cash Flow Elements
Net Cash From Operating Activities	$3,300 to 3,500 million	$1,275 million	$2,025 to 2,225 million
Operational Capital Expenditures (a)	$925 to 1,025 million	$250 million	$675 to 775 million
Environmental Capital Expenditures (b)	$100 to 150 million	$25 million	$75 to 125 million
Maintenance Capital Expenditures (a + b)	$1,025 to 1,175 million	$275 million	$750 to 900 million
Free Cash Flow(5)	$2,200 to 2,400 million	$1,000 million	$1,200 to 1,400 million
Subsidiary Distributions(6)	$1,400 to 1,600 million
Reconciliation of Free Cash Flow
Net Cash from Operating Activities	$3,300 to 3,500 million	$1,275 million	$2,025 to 2,225 million
Less: Maintenance Capital Expenditures	$1,025 to 1,175 million	$275 million	$750 to 900 million

Free Cash Flow(5)	$2,200 to 2,400 million	$1,000 million	$1,200 to 1,400 million

(1)

2012 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, except for Brazilian Real (BRL), as well as other factors set forth in “Guidance” in the Press Release. 2012 BRL reflects a consensus rate of 1.69, which is 7% stronger than forward as of March 31, 2011.

(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP. Non-GAAP financial measure as reconciled in the table.

(4)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.03, derivative losses of $0.01, and debt retirement losses of $0.08.
(5)

Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt. Measures for definition.

(6)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.